Exhibit 10.2

Certain identified information has been excluded from the exhibit by means of marking such information with brackets and asterisks because such information is both not material and is the type that the registrant treats as private or confidential.

AMENDED AND RESTATED

INDUSTRIAL LEASE

THIS AMENDED AND RESTATED LEASE is dated for reference September 1, 2021

BETWEEN:

BC Green Pharmaceuticals Inc.

(the “Landlord”)

AND:

Optimi Health Corp.

(the “Tenant”)

CONTEXT:

A.

The Landlord and Tenant entered into a lease dated July 23, 2020 (the “Original Lease”) in respect of lands and premises municipally known as 261 and 269 David Brown Way, Princeton, British Columbia and legally described as:

a.	Parcel Identifier: [***]; and

b.	Parcel Identifier: [***].

B.	The Landlord and Tenant are entering into this Amended and Restated Lease Agreement to amend and restate the Original Lease to provide for certain amended terms, underlined for ease of reference.

NOW THEREFORE, in consideration of the rents and covenants herein contained, the Landlord and Tenant agree as follows:

ARTICLE 1

BASIC TERMS, DEFINITIONS AND INTERPRETATION

1.1	Basic Terms

The basic terms of this Lease are as follows:

(a)	(i)	Landlord:	BC Green Pharmaceuticals Inc.

	(ii)	Address of Landlord:	[***]

	(iii) E-mail:	[***]

(b)	(i) Tenant:	Optimi Health Corp.

	(ii) Address of Tenant:	[***]

	(iii) E-mail:	[***]

(c)	Premises:	The Land and the Building (once constructed)

(d)	Term:	Five years less 22 days

(e)	Commencement Date:	July 23, 2020

(f)	Expiry Date:	June 30, 2025

(g)	Annual Basic Rent:

Rental Period	Monthly Instalments of Annual Basic Rent
Commencement Date to the date prior to the date of Substantial Completion	$2,500.00
The Date of Substantial Completion to the last day of the Lease Year in which Substantial Completion occurs	$3,500.00

For each Lease Year after the Lease Year in which Substantial Completion occurs	Annual Basic Rent for the immediately preceding Lease Year plus the CPI Increase

(h)	Permitted Use:	The Premises are to only be used for the purposes of producing, researching, storing, packaging and shipping agri-foods, with the only exclusion being cannabis and hemp products provided that such uses are permitted by applicable federal, provincial and municipal laws, rules and regulations and further provided that the Tenant has obtained all necessary permits and approvals, including, without limitation, those set out in Section 2 of Schedule B.

(i)	Deposits:	Nil.

(j)	Option to Renew:	Nil, unless set forth in Schedule B

(k)	Indemnifier:	N/A

The foregoing Basic Terms are agreed to by the parties and each reference in this Lease to any of the Basic Terms will be construed to include the foregoing provisions and all of the additional applicable sections of this Lease where such Basic Terms are more fully set forth.

1.2	Definitions

The Landlord and the Tenant agree that, in this Lease, the words or phrases set out in Schedule A will, unless there is something in the context inconsistent therewith, have the meanings set out in Schedule A.

1.3	Schedules

The Schedules attached to this Lease are incorporated into and form an integral part of this Lease and are as follows:

Schedule A	Definitions
Schedule B	Special Provisions

ARTICLE 2

DEMISE, TERM AND CONSTRUCTION

2.1	Demise

The Landlord hereby leases the Premises to the Tenant and the Tenant leases the Premises from the Landlord, subject to the terms and conditions set out in this Lease, for the Term. The Tenant acknowledges that it is leasing the Premises from the Landlord on an “as is” basis, and that the Landlord will not be required to perform any work or provide any materials or services in respect of the Premises whatsoever except as expressly provided herein.

2.2	Tenant to Construct Building

Prior to the commencement of any construction on the Premises and as soon as is reasonably practical after the Commencement Date, the Tenant will apply to the appropriate governmental authority for any permits necessary to construct the Building, and at the same time deliver to the Landlord drawings, elevations (where applicable), specifications (including the materials to be used), locations (where applicable), and exterior decoration and design of the proposed Building for the Landlord’s approval, which approval the Landlord agrees not to unreasonably withhold, delay or condition. Upon receipt of the Landlord’s approval and a building permit, the Tenant will construct the Building, together with other facilities ancillary to and connected with the Building on the Premises, expeditiously and in a good and workmanlike manner and in substantial accordance with the drawings, elevations, specifications (including materials to be used), location on the Premises, and exterior decoration and design all upon which the issuance of the building permits by the appropriate governmental authority having jurisdiction are based. Any changes to the drawings, specifications, location, exterior decoration, design, or exterior appearance of the Building or the appearance of the Premises will first be approved by the Landlord.

2.3	Substantial Completion of Building

The Building will be deemed to have been substantially completed (the “Date of Substantial Completion”) when the architect or engineer of the Tenant has issued a certificate to the Landlord, signed and sealed by the architect or engineer, certifying that:

(a)

the Building is “completed” in accordance with the Builders Lien Act (British Columbia) and substantially complete in all material respects in a proper and workmanlike manner and in accordance with the applicable plans, specifications, and supporting documents submitted to and accepted by the Landlord upon which the issuance by the appropriate governmental authority of any development permit and building permits for the Building has been based, except for deficiencies the correction of which, in the opinion of the Tenant’s architect or engineer, is adequately ensured;

(b)

all building bylaws and regulations of the appropriate governmental authority have been complied with by the Tenant except for deficiencies the correction of which, in the opinion of the Tenant’s architect or engineer, is adequately ensured;

(c)	all permits for occupancy of the Building have been obtained; and

(d)	the Building is ready for occupancy.

2.4	Tenant’s Covenants Regarding Construction

The Tenant hereby covenants to allow, and provide priority to, easements, rights of way and other similar covenants as may be required by the Landlord from time to time over any part of the Land together with a full, free, and uninterrupted right, licence, liberty, privilege, permission, and right of way forever at all times and from time to time to install, construct, and maintain utility services of any kind whatsoever, including, without limitation, sewage works, water works, drainage works, natural gas works, hydroelectric works, cable works, and telephone works together with the right of uninterrupted ingress, egress, and regress for the owners of the adjoining lands, their servants, agents, workmen, licensees, assigns, successors, customers, guests, and tenants with or without vehicles, supplies, or equipment for the purposes aforesaid and for any purposes whatsoever.

2.5	Ownership

The Tenant shall not assign, encumber or otherwise deal with its interest in the Building separately from dealing with its interest in the Land, to the intent that no person shall hold or enjoy any interest in this Lease acquired from the Tenant who does not at the same time hold a like interest in the Building. The Landlord and the Tenant agree that during the Term as extended and renewed from time to time, the title to and ownership of the Building and all alterations, additions, changes, substitutions or improvements thereto shall be vested in the Tenant and shall automatically vest in the Landlord at the expiry or earlier termination of the Term. Notwithstanding that the definition of the Premises includes the Building, the Tenant and the Landlord acknowledge that the Building will be owned by the Tenant during the Term and any renewals or extensions thereof.

ARTICLE 3

RENT AND OTHER PAYMENTS

3.1	Annual Basic Rent and Additional Rent

Commencing on the Commencement Date, the Tenant will pay to the Landlord or as the Landlord may in writing direct, in lawful money of Canada without any abatement, set-off, compensation or deduction whatsoever, the aggregate of:

(a)	Annual Basic Rent for each Lease Year, payable in advance in equal consecutive monthly instalments on the first day of each month in each year of the Term;

(b)	the Licensing Fee, payable in accordance with Schedule B, Section 3;

(c)	Operating Costs and Taxes, payable in accordance with Section 3.2; and

(d)	the cost of all utilities consumed on the Premises, in accordance with Section 3.4.

Rent will be payable at the Landlord’s address specified in Section 1.1(a)(ii) or at such other place as the Landlord may from time to time direct in writing. The Landlord may, at its option, apply all sums received from or due to the Tenant against any amounts due and payable under this Lease in such manner as the Landlord sees fit.

3.2	Operating Costs and Taxes

Additional Rent (including, without limitation, Operating Costs and Taxes) payable by the Tenant will be estimated by the Landlord for each Lease Year or such period as is reasonably designated by the Landlord from time to time. Subject to Section 9.2, the Tenant will pay the Landlord the estimated amount in equal monthly instalments in advance on the first day of each calendar month during the designated period. Within a reasonable period of time following the designated period the Landlord will furnish to the Tenant a statement setting out the Operating Costs and Taxes for such period. If the amount payable by the Tenant as shown on any such statement is greater or less than the aggregate of amounts paid by the Tenant under this Section 3.2, the proper adjusting credit or payment will be made between the parties within 14 days after delivery of the statement. Any credit made by the Landlord or payment made by the Tenant and accepted by the Landlord in respect of any adjustment made hereunder, will be without prejudice to the Landlord’s or Tenant’s right to claim a readjustment provided such claim is made within 12 months from the date of delivery of the statement referred to in this Section 3.2.

3.3	Tenant’s Taxes

The Tenant will promptly pay the Tenant’s Taxes as they become due. The Tenant will provide to the Landlord, upon request, the official receipt for each payment made by the Tenant in respect of the Tenant’s Taxes.

3.4	Utilities

The Tenant will pay for all electricity, gas, other fuel, water, sewer and other utilities consumed at the Premises. For all utilities billed directly to the Tenant, the Tenant shall pay such utility costs directly to the applicable authorities and upon request, provide the Landlord the official receipt for each payment made by the Tenant in respect of such utilities. For all utilities billed by the supplying utility to the Landlord, such utilities will form part of the Operating Costs.

3.5	Post-Dated Cheques or Pre-Authorized Withdrawal

The Tenant will provide the Landlord with a series of 12 post-dated cheques for monthly Annual Basic Rent and Additional Rent on the Commencement Date and on each yearly anniversary thereafter during the Term and any extension or renewal thereof. If requested by the Landlord, the Tenant will instead supply the Landlord with an automatic debiting authorization by which payments in respect of the monthly instalments due under this Lease are automatically deducted from the Tenant’s bank account and credited to the Landlord’s bank account.

3.6	Irregular Periods

If, for any reason, it becomes necessary to calculate Annual Basic Rent or Additional Rent for irregular periods, an appropriate pro rata adjustment will be made on a daily basis in order to compute such rent for such irregular periods, unless otherwise expressly set out in this Lease.

3.7	Prepaid Rent Deposit

Intentionally Deleted.

3.8	Security Deposit

Intentionally Deleted.

3.9	Net Lease

This Lease will be absolutely net to the Landlord such that, without limitation, except as specifically set out in this Lease, all costs, expenses and obligations of every kind and nature whatsoever relating to the Premises, whether or not referred to in this Lease and whether or not of a kind now existing or within the contemplation of the parties hereto, will be paid by the Tenant.

3.10	Administration Fee

Intentionally Deleted.

3.11	Management Fee

Intentionally Deleted.

ARTICLE 4

TENANT’S OPERATING COVENANTS

4.1	Use of Premises

The Tenant will not:

(a)

use the Premises nor allow the Premises to be used for any purpose other than that specified in Section 1.1(h) without the prior written consent of the Landlord, which consent may withheld at the Landlord’s sole discretion. For greater certainty, the Tenant acknowledges and agrees with the Landlord that the purpose specified in Section 1.1(h) does not allow the Tenant to use the Premises for the purposes of producing, researching, storing, packaging or shipping cannabis, hemp or any related products and the Tenant covenants and agrees with the Landlord to not undertake any such activities at the Premises;

(b)	commit or suffer to be committed any waste upon the Premises;

(c)

use, exercise, or carry on, or permit or suffer to be used, exercised or carried on, in, upon or about the Premises, or any part thereof, any noxious, illegal, noisome or offensive act, trade, business, occupation or calling, nor do or permit to be done on the Premises anything which damages the Premises or injures the business of the Tenant, nor keep, sell, use handle or dispose of any merchandise, goods or things which are objectionable, or by which the Premises or any part thereof may be damaged;

(d)

do or permit to be done any act, matter or thing whatsoever in or upon the Premises, or any part thereof, which may result in nuisance, grievance, damage or disturbance to any occupiers or owners of any other lands or premises or to the holders of any registered easement, right of way or other encumbrance charging the whole or part of the Premises; or

(e)

permit any sale by auction or any fire sale, bankruptcy sale, moving sale, going-out-of business sale or bulk sale to be held upon the Premises or any part thereof, other than annual warehouse sales in the ordinary course of business.

In any of the foregoing events, the Tenant will forthwith remedy the same and if not so remedied, the Landlord may, after 15 days’ notice to the Tenant of such event, correct such situation at the Tenant’s expense, without prejudice to any other remedy available to the Landlord.

4.2	Signs

The Tenant will not, at any time, affix or exhibit or permit to be affixed or exhibited upon any part of the Premises any sign, except a sign or signs that have been approved in writing by the Landlord (which approval may be withheld in the Landlord’s sole discretion except for signage required under the Tenant’s Permits or applicable law) and which comply at all times with the requirements of any lawful authority having jurisdiction over signs, provided that if any such sign no longer complies with the terms of the approval given by the Landlord or the requirements of any lawful authority having jurisdiction over signs then the Landlord, after giving the Tenant 30 days’ notice, may remove any such sign at the Tenant’s expense and the costs of such removal will be paid by the Tenant to the Landlord forthwith. The design and installation of the Tenant’s signage will be at the Tenant’s sole cost. The Landlord and the Tenant agree that at all times during the Term or any extension or renewal thereof, all signage will remain the property of the Landlord. Upon the expiration or earlier termination of this Lease, the Tenant will be responsible for the costs of restoring the signage to the condition it was in immediately prior to the installation of the Tenant’s identification on the signage such that the signage is in a condition to accept the identity of a new tenant.

4.3	Parking and Obstruction of Roads

The Tenant will not permit any vehicles owned by or under the control of the Tenant to park in any areas not permitted by municipal bylaws, rules or regulations.

4.4	Rubbish

The Tenant will keep the Premises clean and tidy and in good order and will not permit waste, garbage or cardboard to be placed or accumulate outside of the Building or any waste disposal or storage areas designated or permitted by the Landlord. The Tenant will dispose of waste, garbage or cardboard in the manner designated by the Landlord from time to time. The Tenant will not leave or permit to be left or stack or permit to be stacked any material on the Land, other than in the Building or such designated waste disposal or storage areas.

4.5	Compliance with Laws

The Tenant will do, observe and perform all of its obligations and all matters and things necessary or expedient to be done, observed or performed by the Tenant, in compliance with its Permits and by virtue of any law, statute, by-law, ordinance, regulation or lawful requirements of any governmental authority or any public utility lawfully acting under statutory authority. The Tenant will immediately advise the Landlord of the presence of and will do all things necessary to remove any dangerous condition from time to time existing on the Premises.

4.6	Rules and Regulations

[Intentionally Deleted]

4.7	Vacate on Termination

At the termination of this Lease, whether by the passage of time or otherwise, the Tenant will vacate and deliver up possession of the Premises in the condition required by this Lease and will inform the Landlord of all combinations of locks, safes and vaults, if any, in the Premises.

ARTICLE 5

HAZARDOUS SUBSTANCES

5.1	Hazardous Substances

The Tenant will not bring or permit to be brought into the Premises, and will not use in any way, or permit the use of the Premises or any part thereof to either directly or indirectly prepare, produce, use, generate, manufacture, refine, treat, transport, store, maintain, handle, dispose of, transfer, process, release or permit any other dealing with, any Hazardous Substances unless it has received the prior written consent of the Landlord, which may be withheld in the Landlord’s sole discretion, provided that the Landlord shall not unreasonably withhold or condition its approval for any Hazardous Substances customarily used in the Tenant’s business for which the Tenant has all necessary Permits. Any substance which the Landlord permits the Tenant to treat, store, transfer or dispose of will be dealt with in strict compliance with all applicable laws and environmental permits and the Tenant will be fully responsible for same in accordance with this Article 5. The Tenant will not release nor permit the release of any Hazardous Substances into any soil, water courses, culverts, drains or sewers except in accordance with all applicable laws and environmental permits. At its own cost, risk and expense, the Tenant will comply with all applicable laws and environmental permits from time to time in force regulating any dealing with Hazardous Substances by the Tenant to which the Landlord has consented.

5.2	Hazardous Substances Property of Tenant

If any Hazardous Substance is brought onto the Premises or created upon the Premises during the Term or any extension or renewal thereof, such Hazardous Substance will be the sole and exclusive property of the Tenant and not of the Landlord, notwithstanding the degree of affixation of the Hazardous Substances or the goods containing the Hazardous Substances to the Premises and notwithstanding the expiry or sooner termination of this Lease.

5.3	Removal of Hazardous Substances

On or before the expiry or sooner termination of this Lease, the Tenant will remove all Hazardous Substances which have been brought onto or created upon the Premises during the Term or any extension or renewal thereof, whether by the Tenant or any other person, other than the Landlord and those for whom it is legally responsible, including without limitation any Hazardous Substances which may have been released or deposited into the soil.

5.4	Notice of Hazardous Substances

The Tenant will advise the Landlord forthwith after becoming aware of any release of any Hazardous Substances on the Premises any adjacent property and will provide the Landlord with all information, notices, reports and other documents it has regarding such release and the remediation steps being undertaken by the Tenant with respect to the release or as may reasonably be required by the Landlord of the Tenant.

5.5	Restoration After Contamination

If the presence of any Hazardous Substance or any other substance released in or upon the Premises during the Term and any extension or renewal thereof results in any contamination of the Premises, the Tenant will promptly take all actions at its sole risk and expense as are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Substance or other substance on the Premises.

5.6	Records

The Landlord may at any time and from time to time, on five days’ prior written notice to the Tenant, have the Premises, any records reasonably considered to be relevant for the purpose of identifying the existence, nature and extent of any Hazardous Substance on the Premises and the Tenant’s use, storage and disposal of such Hazardous Substance, inspected by a duly qualified independent environmental auditor, and the Tenant agrees to cooperate with the auditor in its performance of each such inspection. In exercising such right of inspection, neither the Landlord nor its auditor will unreasonably interfere with the Tenant’s use and occupation of the Premises. If the auditor, acting reasonably, determines following any such inspection that further testing or investigation is required in order to monitor the Tenant’s compliance with all applicable law relating to the use, storage and disposal of any Hazardous Substance, the Landlord may at its option require the Tenant, at the Tenant’s expense, to arrange for such testing or investigation or may make such arrangements itself, in which case the Landlord’s reasonable costs of any such testing or investigation will be paid by the Tenant to the Landlord within 30 days after receipt of any invoice on account thereof.

5.7	Clean Up Plans

If any government authority requires the clean-up of any Hazardous Substance held, released, spilled, abandoned or placed upon the Premises or any other lands or released, spilled, leaked, pumped, poured, emitted, emptied, discharged, injected, escaped, leached, disposed or dumped into the environment by the Tenant in the course of the Tenant’s business or as a result of the Tenant’s use or occupancy of the Premises, the Tenant will, at its own risk and expense:

(a)	prepare all necessary studies, plans and proposals and submit them for approval;

(b)	provide all bonds and other security required by any governmental authority;

(c)	carry out the work required and keep the Landlord fully informed; and

(d)	provide to the Landlord full information with respect to proposed plans and comply with the Landlord’s reasonable requirements with respect to such plans.

The Tenant further agrees that if the Landlord determines, acting reasonably, that the Premises, the Landlord or the Landlord’s reputation is placed in any jeopardy by the requirements for any such work, the Landlord may itself undertake such work or any part thereof at the reasonable cost and expense of the Tenant which cost will be paid by the Tenant within 30 days after receipt of an invoice on account thereof.

5.8	Indemnity to Landlord

Except to the extent attributable to the negligence or wilful misconduct of the Landlord or those for whom it is responsible in law, the Tenant will indemnify and save harmless the Landlord, its directors, officers, shareholders, employees and agents and the successors and assigns of the Landlord from and against all loss and expense and from and against all claims, demands, actions, suits or other proceedings, judgments, damages, penalties, fines, costs and liabilities, including, without limitation, any reduction in the market value of the Premises , damages for loss or restriction in use of leasable or useable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space and sums paid in settlement of claims, legal fees, consultants’ fees and experts’ fees which arise during or after the Term and are in any manner based upon, arise out of or are connected with the presence of any Hazardous Substance released by the Tenant or those for whom it is legally responsible in, upon, above or under the Premises or which has escaped from the Premises including, without limitation, costs incurred in connection with any investigation of site conditions or any clean up, remedial, removal or restoration work required by any governmental authority including that resulting from waste, unhealthful, hazardous or dangerous conditions caused by, contributed to or aggravated by the Tenant or any permitted transferees, or any violation of any applicable law or environmental permits pertaining to Hazardous Substances by the Tenant or those for whom it is legally responsible. In addition, without limitation, the Tenant further expressly agrees to compensate the Landlord for any and all costs incurred for the removal of any such Hazardous Substance from the Premises even in the absence of an order requiring such removal and notwithstanding that such Hazardous Substance may be stored on the Premises in compliance with all applicable law or environmental permits. The Tenant hereby expressly agrees that this indemnification will survive the expiration or earlier termination of this Lease and that any statutory limitation periods on actions to enforce these obligations will not be deemed to commence until the Landlord actually discovers any such circumstances as may give rise to their enforcement and the Tenant hereby knowingly and voluntarily waives the benefits of any shorter limitation period. Upon the default of the Tenant under this Article 5, the Landlord may terminate this Lease and/or recover from the Tenant any and all loss and expense associated with the default, in addition to any other rights and remedies of the Landlord.

ARTICLE 6

TENANT’S REPAIRS AND ALTERATIONS

6.1	Repair

The Tenant will examine the Land before taking possession and such taking of possession will be conclusive evidence as against the Tenant that at the Commencement Date the Land was in good order and repair. Excepting reasonable wear and tear, the Tenant will, at its own expense, repair, replace and maintain the Premises (including, without limitation, the Roof and the structural elements of the Building), the mechanical and structural works, all equipment, fixtures and improvements (including all electrical, plumbing and sprinkler equipment and all heating, ventilating and air-conditioning equipment) and the roads, driveways, drive aisles and parking areas on the Land in a first class condition. At the end or sooner termination of the Term or any extension or renewal thereof the Tenant will deliver to the Landlord the Premises repaired and maintained in the condition required by this Section 6.1, and this obligation will survive the expiration or earlier termination of the Term or any extension thereof.

6.2	Repair on Notice

Upon 24 hours’ prior written notice (except in any emergency when no notice is required), the Landlord and its duly authorized agents or nominees may, with or without workers and others, enter upon the Premises for the purpose of examining the state of repair, condition and use thereof, and in every case the Tenant will cooperate with and assist the Landlord in such entry and examination and upon notice in writing of any defect or want of repair being given by the Landlord the Tenant will cause the same to be repaired, as required by Section 6.1, within 30 days from the date of the giving of such notice by the Landlord, or if such repairs cannot reasonably be completed within 30 days, the Tenant shall commence such repairs within 30 days and diligently proceed to complete such repairs as soon as possible using commercially reasonable efforts. In exercising the foregoing rights the Landlord will make reasonable efforts to minimize any disruption of the Tenant’s business. If the Tenant, at any time, defaults in the performance or observance of any of the covenants in this Lease for or relating to the repair or maintenance of the Premises or any part thereof and (a) such default continues for 15 days after notice in writing from the Landlord of default in respect of repair or maintenance of the Premises; or (b) if the repair or maintenance cannot reasonably be completed within 15 days, then the Tenant has failed to commence such repairs or maintenance within 15 days and diligently continue such repairs or maintenance until completion, then the Tenant will permit the Landlord and its duly authorized agents and nominees, with or without workers and others, and without prejudice to the Landlord’s right of re-entry, to enter into and upon the Premises and repair and maintain the same at the expense of the Tenant and the Tenant will afford the Landlord all aid and facilities in doing or causing the same to be done, and will repay to the Landlord on demand all reasonable costs and expenses in respect of such repairs and maintenance as aforesaid.

6.3	Business and Trade Fixtures

The Tenant may install its usual business and trade fixtures, provided that:

(a)	the installation does not damage the Premises; and

(b)

the Tenant has, if requested by the Landlord, submitted plans and specifications for such business and trade fixtures to the Landlord and obtained its prior written consent thereto, which consent will not be unreasonably withheld.

All business and trade fixtures owned or installed by the Tenant in or on the Premises will remain the property of the Tenant and will be removed by the Tenant, at the Tenant’s cost, at the expiration of the Term or any renewal thereof or at the sooner termination thereof, provided that:

(c)	the Tenant at its expense will repair any damage to the Premises caused by such removal; and

(d)	the Tenant is not in default under any covenant or agreement contained in this Lease at the time of such removal.

If the Tenant is in default as contemplated in Section 6.3(d), the Landlord may elect to require the Tenant to remove all or any part of the business and trade fixtures owned or installed by or on behalf of the Tenant at the expiration or termination of the Term or any renewal thereof, in which event such removal will be done at the Tenant’s expense and the Tenant will at its expense, repair any damage to the Premises caused by the removal. If the Tenant does not remove its business and trade fixtures forthwith after written demand by the Landlord or if the Landlord makes no such demand, such property will, if the Landlord elects, be deemed to become the Landlord’s property without compensation to the Tenant or the Landlord may remove the same and the cost of such removal will be paid by the Tenant forthwith to the Landlord on written demand, provided that the Landlord will not be responsible for any loss or damage to such property as a result of the removal.

6.4	Alterations and Additions

The Tenant will not make any change to the Premises without having first submitted plans and specifications of the proposed change to the Landlord and having obtained the prior written consent of the Landlord to the proposed change, such consent not to be unreasonably withheld, delayed or conditioned. All work will be done in a good and workmanlike manner, at such times, in such manner and by contractors or workers as the Landlord, acting reasonably, may approve in writing. The Tenant will reimburse the Landlord on demand for all reasonable costs and expenses incurred by the Landlord in the review and approval of any plans and specifications by the Landlord’s architects and engineers. The Tenant will obtain and pay for all required building and occupancy permits in respect of its work. The Tenant will, at its own cost and expense, take out any additional insurance coverage reasonably required by the Landlord to protect the respective interests of the Landlord and the Tenant during all periods when any such work is being performed. Subject to Section 2.5, any and all installations, alterations, additions, partitions, improvements or fixtures other than the Tenant’s business and trade fixtures in or upon the Premises, whether placed there by the Tenant or the Landlord will, immediately upon such placement, become and remain the property of the Landlord without compensation to the Tenant. Notwithstanding anything contained in this Lease, the Landlord will not be obligated to repair, maintain, replace or insure such installations, alterations, additions, partitions and fixtures or anything in the nature of a leasehold improvement made or installed by or on behalf of the Tenant.

6.5	Liens

If any claim of lien is filed against the Premises by any person claiming against the Tenant, the Tenant will take all necessary steps to have the claim of lien cancelled and discharged from title to the Premises within five days of the date the Tenant or the Landlord has knowledge of such filing and the Tenant will indemnify and save the Landlord harmless from any and all loss, cost, expense, damage and liability relating to such claim of lien. The Landlord, in addition to any other right or remedy, will have the right, but will not be obligated, to discharge any claim of lien filed against the Premises by paying the amount claimed to be due or by procuring a discharge of such lien by posting security in the appropriate court and in any such event the Landlord may, if it so elects, expedite the prosecution of any action for the enforcement of such claim of lien by the lien claimant and pay the amount of the judgement, if any, in favour of the lien claimant with interest and costs. In any such event, the Tenant will forthwith pay to and reimburse the Landlord for all money expended by the Landlord and all costs and expenses incurred by the Landlord.

ARTICLE 7

INSURANCE/INDEMNIFICATION

7.1	Tenant’s Insurance

(a)	The Tenant will, at its sole cost, during any period that the Tenant occupies the Premises, take out and maintain in full force and effect, the following:

(i)

“all risks” insurance (or its equivalent), including earthquake, flood and sewer backup perils, upon all merchandise, stock-in-trade, furniture, fixtures, equipment, leasehold improvements and other property of every kind and description located at the Premises, owned by the Tenant or for which the Tenant is responsible or legally liable, in an amount at least equal to the full insurable value thereof, calculated on a full replacement cost basis;

(ii)

“comprehensive form” boiler and machinery insurance (or its equivalent) upon any boilers, pressure vessels or mechanical equipment located at the Premises in such amount as the Landlord may reasonably require from time to time;

(iii)

automobile liability insurance to a limit of liability of not less than $2,000,000.00 in any one accident, covering all licensed motor vehicles owned by the Tenant and used in connection with its business carried on, in and from the Premises;

(iv)

commercial bodily injury and property damage liability insurance (or its equivalent) applying to the operations of the Tenant carried on, in and from the Premises and which will include, without limitation, personal injury liability, product liability, contractual liability, non-owned automobile liability, protective liability and Tenant’s legal liability with respect to the occupancy by the Tenant of the Premises; and such insurance will be written for an amount of not less than $5,000,000.00;

(v)

business interruption insurance (or its equivalent) for a minimum period of 12 months in the amount which will reimburse the Tenant for direct or indirect loss of earnings and extra expenses attributable to all perils insured against under Section 7.1(a)(i) or attributable to prevention of access to the Premises due to any such perils;

(vi)

insurance against all risks of physical loss or damage to the Building, including the perils of fire, flood and earthquake, in amounts equal to the full insurable value thereof calculated on a replacement cost basis, and subject to deductibles typically arranged by and available to reasonably prudent owners of properties similar to the Building at the time such coverage is placed; and

(vii)

any other form or forms of insurance as the Landlord or the Landlord’s Mortgagees may reasonably require from time to time in amounts and for perils against which a prudent tenant would protect itself in similar circumstances.

(b)	All policies of insurance referred to in this Section 7.1 will include the following provisions:

(i)

all property damage policies will contain a waiver of any subrogation rights which the Tenant’s insurer(s) may have against the Landlord and against those for whom the Landlord is, in law, responsible, whether any insured loss or damage is caused by the act, omission or negligence of the Landlord or by those for whose acts the Landlord is, in law, responsible or otherwise;

(ii)

all policies of liability and Building insurance will name the Landlord and any persons or corporations designated by the Landlord and having an interest in the Premises as additional insureds and provide that each person, firm or corporation insured under such policies will be insured in the same manner and to the same extent as if separate policies had been issued to each; and

(iii)

all policies will contain an undertaking by the insurers to notify the Landlord and the Landlord’s Mortgagees, in writing, not less than 30 days prior to any cancellation or other termination of any policy.

(c)

All policies of insurance referred to in this Section 7.1 will be underwritten by insurers acceptable to the Landlord and on policy forms satisfactory to the Landlord. The Tenant will deliver to the Landlord certificates of insurance as soon as possible after the placing of each policy and thereafter annually. Whenever required by the Landlord, the Tenant will provide the Landlord with evidence that all premiums for all insurance policies have been paid.

(d)

The Tenant will not do or permit anything to be done upon the Premises which might cause any policy of insurance against loss or damage to the Premises or against legal liability for damage to persons or property caused by the ownership, maintenance, use or occupancy of the Premises, or by reason of the conduct of any business carried on thereon, to be invalidated, and, for such purpose, upon receipt of notice in writing from any insurer of the Premises requiring the execution of works or a discontinuance of any operations in order to correct such situation, the Tenant will immediately comply with the notice.

(e)

The Tenant will not do or permit anything to be done or exist upon the Premises that would cause an increase in the cost of the Landlord’s insurance or subject any such insurance to cancellation. The Tenant will pay to the Landlord, on demand, the amount of any such increase of cost due to the Tenant’s breach of this Section 7.1(e).

(f)

If the Tenant fails to take out or keep in force any insurance coverage referred to in this Section 7.1, or if any such insurance is not approved by the Landlord and the Landlord’s Mortgagees, and the Tenant does not correct the situation within 72 hours after written notice by the Landlord setting forth the Landlord’s objections, the Landlord, without assuming any obligation in connection therewith, may effect such insurance coverage and recover all costs and premiums incurred in effecting such insurance coverage from the Tenant.

7.2	Landlord’s Insurance

Except as may be otherwise provided in this Lease and to the extent that such insurance coverage is available at a reasonable cost acceptable to the Landlord and is without duplication of the Tenant’s insurance under Section 7.1, the Landlord may take out and maintain in force such insurance as the Landlord as a prudent owner deems appropriate including, without limitation, fire insurance with extended coverage on the Building (other than the machinery, equipment, furniture, trade fixtures and property of the Tenant) to the full insurable value thereof, liability insurance and, at the Landlord’s option, insurance against loss of rental income and earthquake insurance in respect of the Building. Notwithstanding any contribution by the Tenant to any insurance costs as provided for herein, no insurable interest will be conferred upon the Tenant under policies carried by the Landlord.

7.3	Indemnify Landlord

Except to the extent attributable to the gross negligence or wilful misconduct of the Landlord or those for whom it is responsible in law, the Tenant will indemnify and save the Landlord harmless from and against any actions or causes of action, damages, costs, loss or expenses of whatever kind which the Landlord may sustain, incur or be put to by reason of or arising out of this Lease, or any act or omission of the Tenant or any persons for whom the Tenant is, at law, responsible, or from the use or occupation of the Premises in whole or in part and without limiting the generality of the foregoing, from the non-observance or non-performance by the Tenant, or any persons for whom the Tenant is, at law, responsible, of any of the obligations imposed under the provisions of any laws, ordinances, regulations or requirements of any federal, provincial, municipal or other authorities, or any of the covenants and agreements contained in this Lease and such liability to indemnify and save harmless will survive any termination of this Lease, and the expiry of the Term or any extension or renewal thereof, notwithstanding anything in this Lease to the contrary.

7.4	Damage or Injury

Except to the extent attributable to the gross negligence or wilful misconduct of the Landlord or those for whom it is responsible in law, the Landlord will not be liable for any personal injury, death or property loss or damage sustained by the Tenant, or its employees, agents, assignees, subtenants, licensees or those doing business with it in the Premises and the Tenant hereby releases the Landlord and its directors, officers, shareholders, agents and employees from all claims for damages or other expenses arising out of such personal injury, death or property loss or damage and will indemnify the Landlord and its directors, officers, shareholders, agents and employees against all actions or liabilities arising out of such personal injury, death or property damage or loss. Notwithstanding the foregoing, in no event will the Landlord be liable for any personal injury, death or property loss or damage sustained by the Tenant or its employees, agents, assignees, subtenants, licensees or invitees in the Premises caused by theft or breakage or by steam, water, rain, snow, Hazardous Substances or any other materials or substances which may leak into, issue or flow from any part of the Premises or any adjacent or neighbouring lands and premises or from the water, steam or drainage pipes or plumbing works of the same or from any place, or any loss or damage caused by or attributable to the condition or arrangements of any electric or other wiring, and the Tenant will indemnify the Landlord against all actions or liabilities arising out of such personal injury, death or property damage or loss.

7.5	Tenant Responsible for Damages

Without limiting any other provision of this Lease, the Tenant acknowledges and agrees that it will be solely responsible, at its own cost, for repairing any and all damage, including, without limitation, replacement of broken windows, dock doors, dock levellers, dock seals, and bumpers, caused to the Premises by the Tenant, its employees, agents, contractors, customers, invitees or other persons for whom the Tenant is responsible at law. The Landlord, at its sole option, may elect to repair any such damage which occurs and will be entitled to recover all costs incurred in completing such repairs from the Tenant. The Tenant will pay to the Landlord the cost of such repairs, forthwith upon demand by the Landlord and the Landlord will have the same remedies available to it if the Tenant fails to pay such amounts as it has for rent in arrears.

ARTICLE 8

DISPOSITIONS

8.1	Assignment and Subletting

(a)

The Tenant will not assign this Lease, nor sublet the Premises or any part thereof, nor part with or share possession of all or any part of the Premises, without the prior written consent of the Landlord, such consent not to be unreasonably withheld, or except as provided in subsection (g) below.

(b)

If the Tenant wishes to assign, sublet or part with or share possession of all or any part of the Premises, or to transfer this Lease in any other manner, in whole or in part, or to transfer any estate or interest in this Lease or the Premises, then the Tenant will give prior written notice to the Landlord, specifying the proposed assignee, transferee, subtenant or occupier and provide to the Landlord such information on the nature of the business of the proposed assignee, transferee, subtenant or occupier and its financial responsibility and standing as the Landlord may reasonably require and the terms and conditions of the proposed assignment, transfer, sublease or change in possession and will deliver to the Landlord a copy of the assignment, transfer or sublease intended to be executed by the Tenant and the assignee, transferee or subtenant. Within 30 days after receipt of such notice, the Landlord will notify the Tenant in writing whether it consents or does not consent to the assignment, transfer, subletting or parting with or sharing possession as the case may be.

(c)

No assignment, transfer, subletting or parting with or sharing possession will in any manner release the Tenant from its obligations for the payment of the Rent and the observance and performance of the covenants, terms and conditions of this Lease.

(d)

The Tenant will, at the request of the Landlord, require any assignee of the interest of the Tenant under this Lease or any subtenant of the Tenant, at the time of such assignment, to enter into a written agreement with the Landlord in which the assignee or subtenant covenants and agrees with the Landlord to observe and perform all of the covenants, agreements, provisos, terms and conditions of this Lease (as they pertain to the portion of the Premises in question), provided that if the Tenant fails to require the assignee or subtenant to enter into such a written agreement the Landlord may refuse to grant its consent to the assignment or sublet. Without in any way restricting the generality of the Landlord’s right to refuse to consent to an assignment or subletting, the Landlord may refuse to grant its consent to an assignment or subletting if this Lease is not in good standing.

(e)

The Tenant will pay or reimburse to the Landlord upon demand all reasonable solicitors’ fees and all other costs, charges, and expenses reasonably incurred by the Landlord in connection with the Tenant’s request for consent to any assignment, subletting or parting with or sharing of possession.

(f)

If the Tenant is a private company, any Change of Control of the Tenant will be deemed to be an assignment of this Lease for the purposes of this Section 8.1. “Change of Control” means the direct or indirect acquisition by any Person (or a group of Persons not acting at arm’s length) of the voting shares of the Tenant representing fifty percent (50%) or more of the total voting shares of the Tenant’s then outstanding voting shares or the amalgamation of the Tenant with another Person whereby the shareholders of the Tenant prior to amalgamation (other than shareholders that are the controlling shareholders of the other amalgamating company) do not directly or indirectly own 50% or more of the total voting shares of the amalgamated company.

(g)	The Tenant shall be entitled to assign this Lease or share occupation with or sublet all or part of the Premises without the Landlord’s consent, but upon written notice to the Landlord, to:

(i)

any affiliated corporation, partnership, trust or other entity that is wholly owned or controlled by the Tenant or under common control with the Tenant (including any corporation which is an “affiliate” of the Tenant within the meaning of the Canada Business Corporations Act or the Business Corporations Act (British Columbia));

(ii)	an entity formed as a result of a merger or amalgamation of the Tenant with another entity if the merger or amalgamation does not result in a Change of Control,

(collectively, the “Permitted Transfers”).

In no event shall any Permitted Transfer relieve the Tenant from its obligations, covenants and liabilities under this Lease.

8.2	Tenant’s Charges

The Tenant shall make timely payment of all money owed by it under any agreement or other charge registered against its leasehold interest in the Premises. Immediately upon the earlier of the repayment of such security or the expiry or earlier termination of this Lease, the Tenant will obtain a memorandum of satisfaction or other appropriate document of discharge and register the same at its own expense in the proper land title office or other appropriate office of public record as the Landlord may require to discharge the same from the title to the Premises.

8.3	Subordination

This Lease is and will be subject, subordinate and postponed to all mortgages, including any debentures and any deeds of trust and mortgages securing bonds and all indentures supplemental thereto (collectively called the “Mortgages”) which may now or hereafter charge the Premises or any part thereof and to all renewals, modifications, consolidations, replacements and extensions of the Mortgages, without execution of any document other than this Lease. Without limiting the generality of the foregoing, the Tenant agrees to execute promptly any document in confirmation of such subordination, postponement and priority which the Landlord may request, provided that, upon request by the Tenant, the Landlord will use commercially reasonable efforts to arrange for the holder of the applicable Mortgage to execute a non-disturbance agreement in favour of the Tenant.

8.4	Attornment

Whenever required by any of the Landlord’s Mortgagees under any of the Mortgages the Tenant will attorn to and become a tenant or licensee of such Landlord’s Mortgagee or a tenant of any purchaser from such Landlord’s Mortgagee in the event of an exercise by such Landlord’s Mortgagees of the power of sale in any of the Mortgages set out, for the then unexpired residue of the Term on all of the terms and conditions of this Lease.

8.5	Estoppel Certificate

Each party will, at any time and from time to time, upon ten days’ prior written notice from the other party, execute and deliver to the requesting party (or if requested by the Landlord, to the Landlord’s Mortgagees or a prospective purchaser of the Premises, a statement in writing as to the then status of this Lease, including as to whether it is in full force and effect, is modified or unmodified, confirming the Rent payable hereunder and the state of accounts between the Landlord and the Tenant, the existence or non-existence of defaults, and any other matters pertaining to this Lease as reasonably required by the requesting party.

8.6	Exhibit Premises

Subject to the conditions of the Tenant’s Permits and any restrictions by Health Canada, or other applicable regulatory authorities, the Landlord may, on at least 24 hours’ notice to the Tenant, enter and exhibit the Premises to prospective tenants or subtenants during the six month period prior to the expiry of the Term or any extension thereof (or at any time when the Tenant is in arrears of Rent equal to an amount greater than one month’s Annual Basic Rent for more than 30 days), and to the Landlord’s Mortgagees or prospective mortgagees or purchasers at any time during the Term or any extension thereof. The Landlord will make commercially reasonable efforts to minimize any disruption of the Tenant’s business caused thereby. Further, the Landlord may install “for lease” signage on the exterior of the Premises during the six month period prior to the expiry of the Term or any extension thereof (or at any time when the Tenant is in arrears of Rent equal to an amount greater than one month’s Annual Basic Rent for more than 30 days) and “for sale” signage on the exterior of the Premises and on the Land at any time during the Term.

ARTICLE 9

LANDLORD’S COVENANTS

9.1	Quiet Enjoyment

If the Tenant pays the Rent and performs the covenants contained in this Lease, the Tenant will be entitled to quiet enjoyment of the Premises, subject to the rights of owners or occupiers of the easements and rights-of-way, if any, now or hereafter registered against title to the Land.

9.2	Payment of Taxes

Subject to the Tenant’s obligation to pay Taxes to the Landlord, the Landlord will remit the Taxes in respect of the Premises to the applicable governmental authority. If the Landlord is obligated to pay Taxes in advance for or during the year or other period in which the Taxes are or are to become due, the Landlord may establish a reserve from which to pay the Taxes when due, and if it does so, the Tenant will, notwithstanding Section 3.2, pay Taxes in equal monthly instalments in advance on the first day of each month, in amounts sufficient to fund such reserve so as to enable the Landlord to pay the Taxes in advance, when due.

ARTICLE 10

DEFAULT

10.1	Re-entry on Default

If at any time during the Term or any extension or renewal thereof:

(a)

any payments of the Rent or any part thereof, are not paid within seven days after written notice from the Landlord that they are overdue; however, the Landlord will no longer be required to deliver such written notices of non-payment after the third time the Tenant is late in any calendar year;

(b)

the Tenant breaches or fails to observe or perform any covenant, agreement, stipulation, proviso, condition, rule or regulation contained in this Lease and the breach, non-observance or non-performance continues for 15 days after written notice thereof to the Tenant (or such longer period as may be reasonably necessary in the circumstances in order to rectify such breach or failure);

(c)	the Premises are abandoned;

(d)	the Term or any extension thereof or any of the goods and chattels of the Tenant is seized or taken in attachment by any creditor of the Tenant;

(e)	the Tenant becomes bankrupt or insolvent or takes the benefit of any statute at the time in force for bankrupt or insolvent debtors; or

(f)	the Tenant assigns, sublets or parts with possession of all or any part of the Premises without the Landlord’s consent as herein required,

then:

(i)

the Landlord, in addition to any other remedy available to it, may re-enter and take possession immediately of the Premises or any part thereof by force if necessary, without any previous notice of intention to re-enter and may remove all persons and property from the Premises and may use such force and assistance in removing such persons and property as the Landlord may deem advisable to recover at once full and exclusive possession of the Premises and such re-entry will not operate as a waiver or satisfaction in whole or in part of any right, claim or demand arising out of or connected with any breach, non-observance or non-performance of any covenant or agreement by the Tenant; and

(ii)

in the event of a default under Section 10.1(e), the next three months’ Annual Basic Rent and Additional Rent (to be determined at rates estimated by the Landlord acting reasonably) and any additional amounts owing under the Lease will immediately become due and payable and will be recoverable by the Landlord as if it were Rent in arrears, but the Tenant will remain liable under this Lease.

10.2	Waiver with Respect to Re-entry

The Tenant hereby waives any present or future requirement that notice of the Landlord’s intention to re-enter be served or that the Landlord commence legal proceedings in order to re-enter.

10.3	Sale and Reletting

Upon the Landlord becoming entitled to re-enter the Premises under any of the provisions of this Lease, the Landlord, in addition to all other rights and remedies, may enter the Premises as the agent of the Tenant either by force or otherwise, without being liable for any prosecution therefor and relet the Premises as the agent of the Tenant, and receive all rent therefor. The Landlord may also, as agent of the Tenant, take possession of any business and trade fixtures of the Tenant and any goods and property whatsoever on the Premises, sell them at public or private sale without notice and apply the proceeds of such sale and any rent derived from reletting the Premises, after deducting its costs of conducting such sale and its costs of reletting, in payment of the Rent due under this Lease, and the Tenant will be liable to the Landlord for any deficiency.

10.4	Termination

Upon the Landlord becoming entitled to re-enter upon the Premises under any of the provisions of this Lease, the Landlord, in addition to all other rights and remedies, may immediately terminate this Lease by giving notice in writing addressed to the Tenant of its intention so to do. Upon such termination Rent will be computed, apportioned and paid in full to the date of such termination, the Tenant will pay any other amounts for which it is liable pursuant to Section 10.7, the Tenant will forthwith deliver up possession of the Premises to the Landlord and the Landlord may re-enter and take possession of the Premises.

10.5	Distress

[Intentionally Deleted]

10.6	Payments by Landlord Regarded as Rent

If the Tenant fails to observe or perform any of the covenants or obligations of the Tenant under or in respect of this Lease, the Landlord may at its discretion perform any of such covenants or obligations or any part thereof and for such purpose may do such things as may be necessary and may enter upon the Premises to do such things and all costs and expenses incurred and expenditures made by or on behalf of the Landlord will be paid by the Tenant to the Landlord on demand. If the Tenant fails to pay, the Landlord may add such charges to the Rent and recover the same by all remedies available to the Landlord for the recovery of Rent in arrears, provided that if the Landlord commences or completes the performance of any of such covenants or obligations or any part thereof, the Landlord will not be obliged to complete such performance or causing to be performed or be later obligated to do so again. If the Landlord suffers or incurs any damage, loss, cost or expense whatsoever for which the Tenant is in any way liable hereunder, by reason of any failure of the Tenant to observe or comply with any of the covenants or agreements of the Tenant contained in this Lease, then in every such case the amount of any such damage, loss, cost or expense will be due and payable by the Tenant to the Landlord on demand and the Landlord may at its option add the cost or amount of any such damage, loss, cost or expense to the Rent hereby reserved and any such amount will immediately be due and payable as Rent and recoverable by the Landlord by all remedies available to the Landlord for the recovery of Rent in arrears.

10.7	Landlord’s Expenses Enforcing Lease

If it is necessary for the Landlord to retain the services of any person for the purpose of assisting the Landlord in enforcing any of its rights under this Lease or otherwise available at law, the Landlord may collect from the Tenant the cost of all such services including, but not limited to, all reasonable legal fees and disbursements in connection with all necessary court proceedings at trial or on appeal on a solicitor and own client basis, as if the same were Rent in arrears.

10.8	Remedies Cumulative

No remedy conferred upon or reserved to the Landlord under this Lease, by statute or otherwise, will be considered exclusive of any other remedy, but the same will be cumulative and in addition to every other remedy available to the Landlord and all such remedies and powers of the Landlord may be exercised concurrently and from time to time and as often as the Landlord deems expedient.

10.9	No Waiver

(a)

The failure of the Landlord to exercise any right or option in connection with any breach or violation of any term, covenant or condition herein contained will not be deemed to be a waiver or relinquishment of such term, covenant, or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of the Rent or any portion hereunder by the Landlord will not be deemed to be a waiver of a preceding breach by the Tenant of any term, covenant or condition of this Lease other than the failure of the Tenant to pay the particular amount of the Rent so accepted, regardless of the Landlord’s knowledge of such preceding breach at the time of acceptance of such amount of the Rent.

(b)

The acceptance of any of the Rent from, or the performance of any obligation under this Lease by, a person other than the Tenant will not be construed as an admission by the Landlord of any right, title or interest of such person as a subtenant, assignee, transferee or otherwise in the place of the Tenant.

(c)	The acceptance by the Landlord of a part payment of any money required to be paid under this Lease will not constitute waiver or release of the right of the Landlord to payment in full of such money.

10.10	Interest

The Tenant will pay to the Landlord interest at a rate equal to 5% per annum over the prime rate charged by the Landlord’s principal banker to the Landlord, calculated and compounded monthly, upon all Rent required to be paid hereunder from the due date for payment thereof until the same is fully paid and satisfied. The Tenant will indemnify the Landlord against all costs and charges lawfully and reasonably incurred in enforcing payment thereof, and in obtaining possession of the Premises after default of the Tenant or upon expiration or earlier termination of the Term of this Lease, or in enforcing any covenant, provision or agreement of the Tenant herein contained.

ARTICLE 11

DAMAGE AND DESTRUCTION AND EXPROPRIATION

11.1	Damage and Destruction

The Landlord and the Tenant agree that:

(a)

in the event of damage to the Premises such that the Premises or any substantial part thereof is rendered not reasonably capable of use and occupancy by the Tenant for the purposes of its business for any period of time in excess of 30 days, then:

(i)

from and after the date of occurrence of the damage and until the Premises are again reasonably capable of use and occupancy as aforesaid, Annual Basic Rent will abate from time to time in proportion to the part or parts of the Premises not reasonably capable of use and occupancy, provided that the Tenant will not be entitled to any such abatement of Annual Basic Rent if the damage was caused by the fault or negligence of the Tenant or its employees, invitees or others under its control; and

(ii)

unless this Lease is terminated as hereinafter provided, the Tenant will endeavour to repair such damage with all reasonable diligence, but to the extent that any part of the Premises is not reasonably capable of such use and occupancy by reason of damage which the Tenant is obligated to repair hereunder, any abatement of Annual Basic Rent to which the Tenant is otherwise entitled hereunder will not extend later than the time by which, in the reasonable opinion of the Landlord’s architect, repairs by the Tenant ought to have been completed with reasonable diligence; and

(b)

in the event of substantial damage or destruction to the Premises by any cause such that in the reasonable opinion of the Landlord the Premises cannot be repaired or rebuilt within 180 days after the occurrence of the damage or destruction, then the Landlord or the Tenant may, at its option, exercisable by written notice to the other party, terminate this Lease, and in such event the Tenant will not be bound to repair and the Tenant will instead deliver up possession of the Premises to the Landlord promptly and in any event within 60 days after delivery of such notice of termination and will assign the benefit of all insurance proceeds with respect to the Premises to the Landlord, and all Rent will be apportioned and paid to the date upon which possession is so delivered up (but subject to any abatement to which the Tenant may be entitled under Section 11.1(a) by reason of the Premises having been rendered in whole or in part not reasonably capable of use and occupancy), but otherwise the Tenant will endeavour to repair such damage or destruction with such reasonable diligence.

11.2	Expropriation

If the whole or any portion of the Premises will be acquired or condemned by an authority having the power for such acquisition or condemnation then, except where condemnation is a result of the actions or inactions of the Tenant, the Term and any extension thereof will cease from the date of entry by such authority. Nothing in this Lease will prevent the Landlord or the Tenant or both from recovering damages from such authority for the value of their respective interests or for such other damages and expenses allowed by law.

ARTICLE 12

MISCELLANEOUS

12.1	No Warranties

No representations, warranties, agreements or conditions have been made to or for the Tenant other than those expressed herein, and no agreement collateral to this Lease will be binding upon the Landlord unless it is made in writing and duly executed on behalf of the Landlord.

12.2	Notices

Any notice, demand, request, consent, invoice, objection or other instrument which may be or is required to be given under this Lease will be in writing and delivered personally or sent by registered mail, postage prepaid, or by e-mail, if permitted (except that cheques and other documents requiring an original signature by law may not be sent by e-mail, if permitted), and will be addressed, if to the Landlord, to the address set out in Section 1.1(a)(ii) and, if sent by e-mail, to the e-mail address set out in Section 1.1(a)(iii) and, if to the Tenant, to the Premises or, at the Landlord’s option, to the address set out in Section 1.1(b)(ii) (if different) or to the Tenant’s registered office in British Columbia or in any other jurisdiction and, if sent by e-mail, to the e-mail address set out in Section 1.1(b)(iii). In the event of a postal disruption, any notice will only be delivered personally or sent by e-mail, if permitted.

Any such notice will be conclusively deemed to have been given or made on the day on which such notice is delivered or, if sent by registered mail, then 72 hours following the date of mailing or, if sent by e-mail, on the date the e-mail was sent by the Landlord to the Tenant.

If at any time there is more than one Tenant or more than one person comprising the Tenant hereunder, any notice given to any one of them will be deemed to have been given to all of them.

Either party may from time to time give written notice to the other (in the manner provided in this Section 12.2) of any change of address, fax number or e-mail address of the party giving such notice and, from and after the giving of such notice, the address, fax number or e-mail address therein specified will be deemed to be the address, fax number or e-mail address of such party for the purpose of giving notice hereunder.

12.3	Overholding

If the Tenant holds over after the expiration of the Term or any extension thereof and the Landlord accepts Rent or any portion thereof, the new tenancy thereby created will be deemed a monthly tenancy and not a yearly tenancy and will be subject to the covenants and conditions contained in this Lease insofar as they are applicable to a monthly tenancy, except that the monthly instalments of Annual Basic Rent will be 150% of the monthly instalments of Annual Basic Rent payable for the last month of the Term or any extension thereof and, in addition, the Tenant will be liable for all costs, expenses, losses and damages resulting or arising from the failure of the Tenant to deliver up possession of the Premises to the Landlord.

12.4	Inability to Perform

Whenever and to the extent that Landlord is unable to fulfil, or is delayed or restricted in the fulfilment of any obligation under this Lease by reason of being unable to obtain the material, goods, equipment, service, utility or labour required to enable it to fulfil any such obligation or by reason of any statute, law or order-in-council or any regulation or order passed or made pursuant thereto or by reason of the order or direction of any administrator, controller or board, or any governmental department or officer or other authority, or by reason of not being able to obtain any permission or authority required thereby, or by reason of any other cause beyond its control whether of the foregoing character or not, the Landlord may extend the time for fulfilment of such obligation by a time equal to the duration of such delay or restriction, and the Tenant will not be entitled to compensation for any inconvenience, nuisance or discomfort or damage thereby occasioned, and will not be entitled to terminate this Lease.

12.5	Joint and Several Liability

If the Tenant is more than one person, all covenants, liabilities and obligations of the Tenant set out in this Lease are joint and several.

12.6	Continuation of Obligations

This Lease and the obligations of the Tenant under it will continue in full force and effect notwithstanding any change in the person or persons comprising the Landlord.

12.7	Assignment by Landlord

If there is a sale, lease or other disposition by the Landlord of the Premises or any part thereof, or the assignment by the Landlord of this Lease or any interest of the Landlord hereunder, the Landlord will use commercially reasonable efforts to arrange for the purchaser or assignee to assume the Landlord’s covenants and obligations under this Lease. To the extent that the purchaser or assignee assumes the covenants and obligations of the Landlord hereunder, the Landlord will, thereupon and without further agreement, be relieved of all further liability with respect to its covenants and obligations.

12.8	Registration of Lease

The Landlord will not be obligated to execute or deliver this Lease in form registrable under the Land Title Act (British Columbia) or any other statute and the Tenant will not register this Lease or any claim based thereon; provided, however, that the Tenant may, at its sole expense, register a short form of this lease in a form acceptable to the Landlord, acting reasonably, and which does not disclose the financial terms hereof. All costs and expenses in connection with such registration and any plans required for registration will be paid by the Tenant.

ARTICLE 13

INTERPRETATION

13.1	Interpretation

The parties agree that:

(a)	This Lease will be construed in accordance with, and governed by, the laws of British Columbia.

(b)	All of the provisions of this Lease are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate provision hereof.

(c)

If any provision or provisions of this Lease is found to be illegal or not enforceable it or they will be considered separate and severable from this Lease and its remaining provisions will remain in force and be binding upon the parties hereto as though the said provision or provisions had never been included.

(d)	Time is of the essence of this Lease.

(e)

The headings of the Articles and Sections in this Lease are inserted for convenience only and in no way define, limit, construe or describe the scope or intent of such Articles or Sections nor in any way affect this Lease.

(f)	This Lease will extend to, be binding upon and enure to the benefit of the Landlord and the Tenant and their respective successors and permitted assigns.

(g)

This Lease sets out the entire agreement between the parties with respect to the subject matter of this Lease and will not be modified, amended or waived except by an instrument in writing duly executed and delivered by the parties or by their successors and permitted assigns.

IN WITNESS WHEREOF the parties hereto have duly executed and delivered this Lease as of the day and year first above written.

By the Landlord:

BC GREEN PHARMACEUTICALS INC.

Per:	“/s/ Jacob Safarik”
Authorized Signatory

Per	“/s/ Nick Miller”
Authorized Signatory

By the Tenant:

OPTIMI HEALTH CORP.

Per:	“/s/ JJ Wilson”
Authorized Signatory

Per:	“/s/ Dane Stevens”
Authorized Signatory

SCHEDULE A

DEFINITIONS

(a)	“Additional Rent” means all sums, other than Annual Basic Rent, payable by the Tenant to the Landlord under this Lease, whether or not designated as Additional Rent;

(b)	“Annual Basic Rent” means the annual basic rent set out in Section 1.1(g);

(c)	“Buildings” means all buildings and improvements erected or to be erected on the Land;

(d)	“Commencement Date” means the date set out in Section 1.1(e);

(e)

“CPI Increase” means an annual increase to the Annual Basic Rent effective the first day of each Lease Year, calculated as the total increase during the immediately preceding Lease Year recorded in the Consumer Price Index (all items) for Vancouver, British Columbia issued by Statistics Canada multiplied by the Annual Basic Rent payable on the last day of the immediately preceding Lease Year, provided that if such Consumer Price Index is not available from Statistics Canada, the Landlord may utilize any reasonable measure of changes in consumer price levels;

(f)

“Hazardous Substance” means any contaminant, pollutant, dangerous or potentially dangerous or noxious or toxic substance, hazardous waste, flammable or explosive or radioactive material, urea formaldehyde foam insulation, asbestos, PCBs and substances or any other materials declared or defined to be hazardous, toxic, contaminants or pollutants, or which at any time during the Term are regulated as a threat or are capable of posing a threat to public health or the environment under or pursuant to, any applicable laws, regulations, requirements or guidelines in British Columbia, including any applicable laws, regulations, requirements or guidelines of the Government of Canada, the Government of British Columbia, the applicable municipality or of any other lawful governmental authority having jurisdiction;

(g)	“Land” means the lands legally described as

(a)	Parcel Identifier: [***]; and

(b)	Parcel Identifier: [***];

(h)	“Landlord’s Mortgagees” means the mortgagees, debentureholders and trustees on behalf of a mortgagee holding Mortgages;

(i)	“Landlord’s Work” means the work (if any) to be completed in the Premises by the Landlord in accordance with this Lease;

(j)

“Lease Year” means, in the case of the first Lease Year, the period beginning on the Commencement Date and ending 12 months from the last day of the calendar month in which the Commencement Date occurs (except that if the Commencement Date occurs on the first day of a calendar month, the first Lease Year will terminate on the day prior to the first anniversary of the Commencement Date) and, in the case of each subsequent Lease Year, will mean each 12 month period after the first Lease Year;

(k)	“Mortgages” has the meaning set out in Section 8.3;

(l)

“Operating Costs” means, without duplication, all costs and expenses incurred by the Landlord in the operation, maintenance, repair and replacement of the Premises in each Lease Year, including without limitation, the cost of providing cleaning, garbage removal, supervisory and maintenance services; the cost of hot and cold water, electricity, telephone and other utilities and services in respect of the Building; the cost of heating, cooling and ventilating all space; the cost of all repairs and replacements to the Premises; the cost of snow clearance, security and supervision, the cost of repairing and restriping parking areas and roadways; the cost of landscaping and maintaining any landscaped areas on the Premises; the cost of all insurance maintained by the Landlord in respect of the Premises or any part thereof; reasonable accounting costs incurred in connection with maintenance and operation of the Building including computations required for the imposition of charges and audit charges for the reporting of charges hereunder; the amount of that portion of salaries, wages and reasonable fringe benefits paid to employees which is attributable to the operation and maintenance of the Premises and amounts paid to independent contractors for any services in connection with such operation and maintenance; provided however that Operating Costs shall not include interest on the Landlord’s debt, capital retirement of the Landlord’s debt, costs incurred in leasing or procuring new tenants, administration or management fees, any costs in respect of which the Landlord is reimbursed by insurance (but only to the extent of the amount actually received by the Landlord), or capital costs incurred by the Landlord except the portion of such capital costs applicable to the designated Operating Costs period when amortized over the useful life of that capital item

(m)

“Permits” means, collectively, all authorizations, registrations, permits, certificates of approval, approvals, grants, licences, quotas, consents, commitments, rights or privileges issued or granted to the Tenant or its agents, employees or nominees by Health Canada, the Canadian Food Inspection Agency, or any other Canadian governmental authority in relation to the production, processing, possession, distribution or other dealing with agri-food products at the Premises.

(n)	“Premises” means the Land and the Buildings thereon;

(o)	“Rent” means, collectively, Annual Basic Rent and Additional Rent;

(p)	“Roof” means the roof of the Building including the roof membrane, insulation and deck and all structural components of the roof;

(q)

“Sales Tax” means all sales, goods and services, value-added or other taxes assessed or imposed on the Tenant or the Landlord, including harmonized sales tax, whether or not in existence on the Commencement Date, in respect of the Rent payable to the Landlord by the Tenant under this Lease, the rental of the Premises by the Landlord to the Tenant or the provision of any goods, services or utilities whatsoever by the Landlord to the Tenant under this Lease;

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(r)

“Taxes” means the total of all taxes, local improvements or similar rates, duties, assessments and/or charges, municipal realty taxes, water taxes, school taxes, or any other taxes, rates, duties, assessments both general or special or any rate, duty, assessment, charge or tax levied, charged or assessed in lieu thereof now or at any time hereafter levied or imposed upon or in respect of the Premises or any part thereof and corporate, income, profits or excess profit taxes assessed on the income of the Landlord and any other taxes assessed or levied on the Landlord, including any corporation capital tax payable by the Landlord, by any governmental authority whether federal, provincial, municipal or otherwise, together with all costs and expenses (including legal and other professional fees and interest and penalties on deferred payments) incurred by the Landlord in good faith contesting or appealing any such taxes, levies, rates, assessments or charges levied in lieu thereof, but excluding Tenant’s Taxes;

(s)

“Tenant’s Taxes” means all taxes, license and permit fees, rates, duties and assessments imposed or levied by any lawful authority covering any period during the Term and any renewal thereof and relating to or in respect of the business of the Tenant or relating to or in respect of personal property and all business and trade fixtures, machinery and equipment, cabinet work, furniture and movable partitions owned or installed by the Tenant at the expense of the Tenant or being the property of the Tenant, or relating to or in respect of improvements to the Premises built, made or installed by the Tenant, on behalf of the Tenant or at the Tenant’s request whether any such taxes are payable by law by the Tenant or by the Landlord and whether such taxes are included by the taxing authority in the taxes, licenses, rates, duties and assessments imposed or levied on or with respect to the Premises and Sales Tax;

(t)	“Tenant’s Work” means the work to be completed in the Premises by the Tenant in accordance with this Lease; and

(u)	“Term” means the term of this Lease set out in Section 1.1(d), commencing on the Commencement Date.

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SCHEDULE B

SPECIAL PROVISIONS

1.	Landlord’s Work and Tenant’s Work

There is no Landlord’s Work. All work required for the Premises, including those items set out in Section 2.2 will be provided and installed by the Tenant, at the Tenant’s sole cost and expense. It is hereby agreed that the Land is leased on an “as is, where is” basis and there are no representations or warranties concerning the Land or the services available thereto except as contained in this Lease. For clarity, the Tenant will be responsible for any services which are required in respect of the Premises, including, without limitation, water, electricity, natural gas and sewage and/or septic services.

2.	Permits

The Tenant will, at its expense make application for and diligently pursue a valid business license to be issued by the Town of Princeton, permitting the Tenant to use and operate the Premises for the permitted uses set out in Section 1.1(h) (the “Business License”) and provide to the Landlord a copy of the Business Licence when same is issued.

The Tenant will, at its expense make application for and diligently pursue all Permits required for the Tenant to use and operate the Premises for the permitted uses set out in Section 1.1(h) and provide to the Landlord a copy of such Permits when same is issued.

At all times during the Term and any renewal or extension thereof, the Tenant will, at its expense, keep, or cause to be kept, the Business Licence and the Permits in good standing and obtain, or cause to be obtained, any applicable renewals thereof. Upon obtaining such renewals, the Tenant will forthwith provide a copy of the renewed Business Licence and Permits to the Landlord. If the Business Licence or any of the Permits is suspended, cancelled or revoked for any reason and such change could reasonably be expected to have a material impact on the Tenant’s use of the Premises for the permitted uses set out in Section 1.1(h), then the Tenant will notify the Landlord in writing within five days of such suspension, cancellation or revocation. If the suspension, cancellation or revocation is not corrected by the Tenant within one year, the Landlord may, at its sole discretion terminate this Lease.

The Landlord acknowledges that the Tenant may be required to take reasonable precautions to ensure that only authorized individuals have access to certain portions of the Premises during certain times to comply with its Permits or applicable law. The Landlord agrees to use all commercially reasonable efforts to coordinate with the Tenant prior to exercising its rights of distraint or rights of entry pursuant to Sections 5.7 [Clean Up Plans], 6.2 [Repair on Notice], 7.5 [Tenant Responsible for Damages], 8.6 [Exhibit Premises], 10.1 [Re-entry on Default], 10.3 [Sale and Reletting] and 10.6 [Payments by Landlord Regarded as Rent] of this Lease to ensure compliance with the Permits and applicable law.

The Landlord will, from time to time at the Tenant’s expense, upon request from the Tenant or a governmental authority, promptly provide to the Tenant and if applicable the requesting governmental authority, all documentation, consents and approvals necessary for the Tenant’s use of the Premises in compliance with the Permits in a form acceptable to the Landlord and the Tenant, each acting reasonably.

3.	License to Use Storage Area

Provided that the Tenant is in occupancy of the Premises and the Tenant is not then in default under this Lease, the Landlord hereby grants to the Tenant, its agents, employees, invitees, and other persons transacting business with the Tenant, a non-exclusive license (the “Storage License”) to use the entirety of the adjacent lands and premises municipally known as 257 David Brown Way, Princeton, British Columbia and legally described as [***] (the “Storage Area”) from the Commencement Date to the end of the third clear calendar month after the month in which Substantial Completion occurs (the “Storage License Term”) solely for the purpose of storing equipment, inventory and other personal property and providing minor repairs, maintenance, modifications and staging work on the Tenant’s property stored upon the Storage Area. The Tenant’s rights under this Section shall be subject to the following conditions:

(a)	the Tenant’s use of the Storage Area shall be subject to all covenants and provisions under this Lease, except to the extent modified by this Section;

(b)	the Tenant shall pay a licensing fee (the “License Fee”) for use of the Storage Area at the following rates:

(i)	$1,250 per month for each month commencing July 1, 2021 to the Date of Substantial Completion; and

(ii)	$1,750 per month for each month commencing on or after to the Date of Substantial Completion; and

(c)

The Tenant will remove all property of the Tenant and those for whom it is legally responsible from the Storage Area and deliver the Storage Area to the Landlord in good working condition and substantially the same condition as at the Commencement Date, reasonable wear and tear exception, at the expiry of the Storage License Term or sooner termination of the Term, and this obligation will survive the expiration or earlier termination of the Lease.

4.	Option to Renew

Provided that the Tenant is in occupancy of the Premises, the Tenant is not then in default and has not been in habitual default under this Lease and the Tenant gives the Landlord not less than nine months’ written notice prior to the expiry of the Term, or the applicable Renewal Term, of its intention to renew this Lease, then the Tenant will have the option to renew this Lease for four further terms of five years each (each a “Renewal Term”) upon the same terms and conditions as are set out in this Lease, except that:

(a)	there will be no further right to renew this Lease after the expiry of the fourth Renewal Term;

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(b)	Annual Basic Rent for the first Renewal Term will be the Annual Basic Rent applicable in the last Lease Year of the initial Term, plus the CPI Increase;

(c)

Annual Basic Rent for all subsequent Renewal Terms will be the then fair market rent which could reasonably be obtained by the Landlord for renting the Premises (including improvements in the Premises) to an arm’s length, third party tenant on terms not materially more favourable than those included in this Lease minus fifteen percent (15%) as consideration for the Tenant’s construction and ownership of the Building. For further clarity, fair market value will not be determined by solicited offers received from or made to a direct or indirect competitor of Optimi Health Corp. If the Landlord and the Tenant have not mutually agreed on the amount of such Annual Basic Rent prior to the commencement of the Renewal Term, then such Annual Basic Rent will be decided by binding arbitration pursuant to the Arbitration Act (British Columbia), with the costs of such arbitration split equally between the Landlord and the Tenant; and

(d)	the Annual Basic Rent in each Lease Year after the first Lease Year of the Renewal Term will increase by the CPI Increase; and

(e)

any incentive or inducement, including any free or reduced rent periods, or any requirement on the Landlord’s part to do any Landlord’s work in connection with this Lease, will not apply to any Renewal Term.

5.	Right of First Offer to Lease

The Landlord shall provide the Tenant with a right of first offer (the “ROFO”) to lease Premises after the expiry of the last Renewal Term. If the Landlord intends to lease the Premises within six months after the expiry of the last Renewal Term, the Landlord shall give the Tenant written notice of its intention to lease the Premises and a summary of its proposed lease terms and the Tenant shall have 30 days (the “ROFO Exercise Period”) to give the Landlord written notice (the “ROFO Notice”) of its intent to exercise its ROFO and enter negotiations for a new lease for the Premises. If:

(a)	the Tenant does not provide the ROFO Notice within the ROFO Exercise Period, or;

(b)	the Landlord and Tenant, both acting reasonably, are not able to reach a mutually agreeable lease agreement with respect to the Premises within 30 days of the Landlord’s receipt of the ROFO Notice,

then:

(c)

the Landlord shall be permitted to lease the Premises to an arm’s length third party provided that lease is on terms not substantially more favourable, from a tenant’s perspective, than the most favourable terms offered to the Tenant during ROFO negotiations; and

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(d)

notwithstanding Section 12.3, the Tenant shall at its option be permitted to hold over and remain in the Premises after the expiration of the Lease and the new tenancy thereby created will be deemed a monthly tenancy and will be subject to the covenants and conditions contained in this Lease insofar as they are applicable to a monthly tenancy, at the same Annual Basic Rent as payable for the last month of the last Renewal Term, to terminate automatically 30 days after the Tenant receives written notice from the Landlord confirming that the Landlord and a subsequent third-party tenant have executed a binding lease for the Premises on terms that are not substantially more favourable than offered to the Tenant during ROFO negotiations.

6.	Right of First Refusal to Purchase

Provided the Tenant is not then in default, the Landlord shall provide the Tenant the right of first refusal to purchase the Premises during the Term on the terms and conditions of any arm’s length, bona fide third party offer to purchase acceptable in all respects to the Landlord (an “Offer”). If the Landlord receives an Offer:

(a)

it shall not accept that Offer without first giving the Tenant written notice of its intention to accept that Offer (the “ROFR Notice”), which shall include a complete copy of the Offer and details of any material collateral agreements not included in the written Offer;

(b)	the Tenant shall have 14 days from its receipt of the ROFR Notice to exercise this right of first refusal (the “ROFR Notice Period”);

(c)

during the ROFR Notice Period, the Landlord shall provide the Tenant with access to all service contracts and other records of the Landlord pertaining to the Premises delivered to the potential purchaser pursuant to the Offer, provided that the Tenant agrees in writing to be bound by any confidentiality obligations under the Offer during the ROFR Notice Period;

(d)

the Tenant may exercise its right of first refusal by written notice to the Landlord of its intention to exercise this right of first refusal (the “ROFR Acceptance Notice”) before the expiry of the ROFR Notice Period.

Upon delivery of a ROFR Acceptance Notice, a binding agreement to purchase the Premises shall exist between the Landlord and the Tenant on the terms and conditions contained in the Offer. If the Landlord does not receive a ROFR Acceptance Notice within the ROFR Notice Period, then the Landlord shall be permitted to sell the Premises to accept the Offer, and:

(e)	if the Premises are sold and transferred on the same terms and conditions as are set out in the Offer, this clause shall expire and have no further effect; but

(f)

if the sale of the Premises to the third party is not consummated on the same terms and conditions as are set out in the Offer, this right of first refusal shall be reinstated and shall continue in force and effect for the balance of the Term and any extensions thereof.

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The parties agree that any short-form of this Lease registered on title to the Premises shall not include this Special Provision 6.

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TABLE OF CONTENTS

ARTICLE 1 BASIC TERMS, DEFINITIONS AND INTERPRETATION		1
1.1	Basic Terms	1
1.2	Definitions	3
1.3	Schedules	3

ARTICLE 2 DEMISE, TERM AND CONSTRUCTION		3
2.1	Demise	3
2.2	Tenant to Construct Building	3
2.3	Substantial Completion of Building	4
2.4	Tenant’s Covenants Regarding Construction	4
2.5	Ownership	4

ARTICLE 3 RENT AND OTHER PAYMENTS		5
3.1	Annual Basic Rent and Additional Rent	5
3.2	Operating Costs and Taxes	5
3.3	Tenant’s Taxes	6
3.4	Utilities	6
3.5	Post-Dated Cheques or Pre-Authorized Withdrawal	6
3.6	Irregular Periods	6
3.7	Prepaid Rent Deposit	6
3.8	Security Deposit	6
3.9	Net Lease	6
3.10	Administration Fee	6
3.11	Management Fee	7

ARTICLE 4 TENANT’S OPERATING COVENANTS		7
4.1	Use of Premises	7
4.2	Signs	8
4.3	Parking and Obstruction of Roads	8
4.4	Rubbish	8
4.5	Compliance with Laws	8
4.6	Rules and Regulations	8
4.7	Vacate on Termination	9

ARTICLE 5 HAZARDOUS SUBSTANCES		9
5.1	Hazardous Substances	9
5.2	Hazardous Substances Property of Tenant	9
5.3	Removal of Hazardous Substances	9
5.4	Notice of Hazardous Substances	9
5.5	Restoration After Contamination	10
5.6	Records	10
5.7	Clean Up Plans	10
5.8	Indemnity to Landlord	11

Table of Contents (continued)

ARTICLE 6 TENANT’S REPAIRS AND ALTERATIONS		11
6.1	Repair	11
6.2	Repair on Notice	12
6.3	Business and Trade Fixtures	12
6.4	Alterations and Additions	13
6.5	Liens	13

ARTICLE 7 INSURANCE/INDEMNIFICATION		14
7.1	Tenant’s Insurance	14
7.2	Landlord’s Insurance	16
7.3	Indemnify Landlord	16
7.4	Damage or Injury	17
7.5	Tenant Responsible for Damages	17

ARTICLE 8 DISPOSITIONS		17
8.1	Assignment and Subletting	17
8.2	Tenant’s Charges	19
8.3	Subordination	19
8.4	Attornment	19
8.5	Estoppel Certificate	20
8.6	Exhibit Premises	20

ARTICLE 9 LANDLORD’S COVENANTS		20
9.1	Quiet Enjoyment	20
9.2	Payment of Taxes	20

ARTICLE 10 DEFAULT		21
10.1	Re-entry on Default	21
10.2	Waiver with Respect to Re-entry	22
10.3	Sale and Reletting	22
10.4	Termination	22
10.5	Distress	22
10.6	Payments by Landlord Regarded as Rent	22
10.7	Landlord’s Expenses Enforcing Lease	23
10.8	Remedies Cumulative	23
10.9	No Waiver	23
10.10	Interest	24

ARTICLE 11 DAMAGE AND DESTRUCTION AND EXPROPRIATION		24
11.1	Damage and Destruction	24
11.2	Expropriation	25

ARTICLE 12 MISCELLANEOUS		25
12.1	No Warranties	25
12.2	Notices	25
12.3	Overholding	26
12.4	Inability to Perform	26

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Table of Contents (continued)

12.5	Joint and Several Liability	26
12.6	Continuation of Obligations	26
12.7	Assignment by Landlord	26
12.8	Registration of Lease	27

ARTICLE 13 INTERPRETATION		27
13.1	Interpretation	27

SCHEDULES:

SCHEDULE A	DEFINITIONS
SCHEDULE B	SPECIAL PROVISIONS

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